UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8 K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 20, 2009

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On May 20, 2009, Forest Oil Corporation (“Forest”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, relating to the public offering of 12,500,000 shares of Forest’s common stock, $0.10 par value (the “Common Stock”), at a public offering price of $18.25, less underwriting discounts and commissions of $0.40 per share.  Pursuant to the Underwriting Agreement, Forest also granted the underwriters a 30-day option to purchase up to an additional 1,875,000 shares of Common Stock from Forest at the same price.  On May 20, 2009, the underwriters notified Forest of their exercise in full of their option to purchase additional shares of Common Stock.

Forest expects the closing of the transactions under the Underwriting Agreement to occur on May 26, 2009, subject to customary closing conditions.  Forest expects to receive net proceeds from the sale of the Common Stock sold pursuant to the Underwriting Agreement of approximately $256.3 million (after deducting underwriting discounts and commissions and estimated expenses).  Forest intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its bank credit facilities.

The offering was made pursuant to Forest’s shelf registration statement on Form S-3 (File No. 333-159346), which became effective upon filing by Forest with the Securities and Exchange Commission on May 19, 2009.

The Underwriting Agreement contains customary representations, warranties, and agreements by Forest, and customary conditions to closing, indemnification obligations of Forest and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties, and termination provisions.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The underwriters and their respective affiliates have provided in the past to Forest and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, and other services for Forest and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Forest’s debt or equity securities or loans, and may do so in the future.  Affiliates of the underwriters are lenders under Forest’s bank credit facilities.  In addition, the underwriters were initial purchasers of Forest’s 8 1/2% senior notes due 2014 that were issued in February 2009.

Item 9.01          Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit	Description
1.1	Underwriting Agreement, dated May 20, 2009, by and among Forest Oil Corporation, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: May 21, 2009	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
1.1	Underwriting Agreement, dated May 20, 2009, by and among Forest Oil Corporation, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.